                                                                     EXHIBIT 2.1


                          AGREEMENT AND PLAN OF MERGER
                                       OF
                       FOOTHILL INDEPENDENT BANCORP, INC.
                            A DELAWARE CORPORATION,
                                       AND
                          FOOTHILL INDEPENDENT BANCORP
                            A CALIFORNIA CORPORATION

         THIS AGREEMENT AND PLAN OF MERGER, dated as of May 4, 2000 ("Merger Agreement") is entered into by and between Foothill Independent Bancorp, a California corporation ("Foothill California"), and Foothill Independent Bancorp, Inc., a Delaware corporation ("Foothill Delaware"), which corporations are sometimes referred to herein as the "Constituent Corporations."

                                 R E C I T A L S

         A. Foothill California is a corporation duly organized and existing under the laws of the State of California and has authorized capital of 12,500,000 shares of Common Stock, no par value (the "Foothill California Common Stock"). As of March 31, 2000, 5,328,123 shares of Foothill California Common Stock were issued and outstanding.

         B. Foothill Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has authorized capital of 25,000,000 shares of Common Stock, par value $.001 per share (the "Foothill Delaware Common Stock"). As of May 4, 2000, 10 shares of Foothill Delaware Common Stock were issued and outstanding, all of which were held by Foothill California.

         C. The Board of Directors of Foothill California has determined that it is advisable and in the best interests of Foothill California and its shareholders that Foothill California merge with and into Foothill Delaware upon the terms and subject to the conditions of this Merger Agreement for the purpose of effecting the reincorporation of Foothill California in the State of Delaware.

         D. The respective Boards of Directors of Foothill California and Foothill Delaware have adopted and approved the terms and conditions of this Merger Agreement.

         E. The shareholders of Foothill California and Foothill Delaware have adopted and approved the terms and conditions of this Merger Agreement.

         F. The parties intend by this Merger Agreement to effect a reorganization under Section 368 of the Internal Revenue Code of 1986, as amended.

         NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements contained herein, the parties hereto agree, subject to the terms and conditions set forth herein, as follows:

                                       I.

                                     MERGER

         1.1 Merger. In accordance with the provisions of this Merger Agreement, the California General Corporation Law and the Delaware General Corporation Law, Foothill California shall be merged with and into Foothill Delaware (the "Merger"), the separate existence of Foothill California shall cease and Foothill Delaware shall be, and is herein sometimes referred to as, the "Surviving Corporation," and, on consummation of the Merger, the name of the Surviving Corporation shall become and be "Foothill Independent Bancorp."

         1.2 Filing and Effectiveness. The Merger shall become effective when the following actions have been completed:

             (a) All of the conditions precedent to the consummation of the Merger specified in this Merger Agreement and required under the California General Corporation Law and the Delaware General Corporation Law have been satisfied or duly waived by the party entitled to satisfaction thereof, which conditions shall include, without limitation, obtaining all necessary regulatory approvals, including, without limitation, the approval (or waiver of any approval requirements) of the Board of Governors of the Federal Reserve System and the California Commissioner of Financial Institutions;

             (b) An executed Certificate of Merger or an executed counterpart of this Merger Agreement meeting the requirements of the California General Corporation Law has been filed with the Secretary of State of the State of California; and

             (c) An executed Certificate of Merger or an executed counterpart of this Merger Agreement meeting the requirements of the Delaware General Corporation Law has been filed with the Secretary of State of the State of Delaware.

         The date and time when the Merger shall become effective is herein called the "Effective Time of the Merger."

         1.3 Effect of the Merger. At the Effective Time of the Merger, the separate existence and corporate organization of Foothill California shall cease and Foothill Delaware, as the Surviving Corporation, (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately before the Effective Time of the Merger, (ii) shall be subject to all actions previously taken by its and Foothill California's Board of Directors, (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of Foothill California in the manner more fully set forth in Section 259(a) of the Delaware General Corporation Law, (iv) shall continue to be subject to all of its debts, liabilities and obligations as constituted immediately before the Effective Time of the Merger and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of Foothill California in the same manner as if Foothill Delaware had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the California General Corporation Law.

                                       II.

                    CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

         2.1 Certificate of Incorporation. The Certificate of Incorporation of Foothill Delaware as in effect immediately before the Effective Time of the Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended or repealed in accordance with the provisions thereof and applicable law.

         2.2 Bylaws. The Bylaws of Foothill Delaware as in effect immediately before the Effective Time of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended or repealed in accordance with the provisions thereof and applicable law.

         2.3 Officers and Directors. The persons who are officers and directors of Foothill California immediately prior to the Effective Time of the Merger shall, after the Effective Time of the Merger, be the officers and directors of the Surviving Corporation, without change until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation, Bylaws and applicable law; provided, however, that directors of Foothill Delaware shall be elected at the 2000 Annual Meeting of Stockholders to one of the three classes of directors established under the Foothill Delaware Bylaws.

                                      III.

                          MANNER OF CONVERSION OF STOCK

         3.1 Foothill California Shares. Upon the Effective Time of the Merger, each share of Foothill California Common Stock, no par value, issued and outstanding immediately before the Effective Time of the Merger shall by virtue of the Merger and without any action by the Constituent Corporations, by the holder of such shares or by any other person, be converted into and become one fully paid and nonassessable share of Common Stock, $.001 par value per share, of the Surviving Corporation.

         3.2 Foothill California Options, Warrants and Convertible Securities. At the Effective Time of the Merger, the Surviving Corporation shall assume and continue the deferred compensation, stock option and stock purchase plans of Foothill California, and all other options, warrants and rights to purchase or acquire shares of Foothill California Common Stock. At the Effective Time of the Merger, each outstanding and unexercised option, warrant and right to purchase or acquire shares of Foothill California Common Stock shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become an option, warrant or right to purchase or acquire shares of the Surviving Corporation's Common Stock on the basis of one share of the Surviving Corporation's Common Stock for each share of Foothill California Common Stock issuable pursuant to any such option, warrant or right, and under the same terms and conditions and at an exercise price per share equal to the exercise price per share applicable to any such Foothill California option, warrant or right.

         A number of shares of the Surviving Corporation's Common Stock shall be reserved for issuance upon the exercise of options, warrants and other securities equal to the number of shares of Foothill California Common Stock so reserved immediately before the Effective Time of the Merger.

         3.3 Foothill Delaware Common Stock. Upon the Effective Time of the Merger, each share of Foothill Delaware Common Stock, $.001 par value per share, issued and outstanding immediately before the Effective Time of the Merger shall, by virtue of the Merger and without any action by Foothill Delaware, by the holder of such shares or by any other person, be canceled and returned to the status of authorized but unissued shares.

         3.4 Exchange of Certificates. After the Effective Time of the Merger, each holder of an outstanding certificate representing shares of Foothill California Common Stock may, at such shareholder's option, surrender the same for cancellation to ChaseMellon Shareholder Services, Inc., as transfer agent (the "Transfer Agent"), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation's Common Stock into which the surrendered shares were converted as herein provided. Until so surrendered, each outstanding certificate theretofore representing shares of Foothill California Common Stock shall be deemed for all purposes to represent the number of whole shares of the Surviving Corporation's Common Stock into which the shares of Foothill California Common Stock were converted in the Merger.

         The registered owner on the books and records of the Surviving Corporation or the Transfer Agent of any such outstanding certificate shall, until such certificate has been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Transfer Agent, have and be entitled to exercise any voting or other rights with respect to and to receive dividends and other distributions upon the shares of Common Stock of the Surviving Corporation represented by such outstanding certificate as provided above.

         Each certificate representing Common Stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to restrictions on transferability as the certificates of Foothill California so converted and given in exchange therefor, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws.

                                       IV.

                                     GENERAL

         5.1 Covenants of Foothill Delaware. Foothill Delaware covenants and agrees that it will, on or before the Effective Time of the Merger:

             (a) Qualify to do business as a foreign corporation in the State of California and, in connection therewith, appoint an agent for service of process as required under the provisions of Section 2105 of the California General Corporation Law.

             (b) Take such other actions as may be required by the California General Corporation Law in or to effectuate the Merger.

         5.2 Further Assurances. From time to time, as and when required by Foothill Delaware or by its successors or assigns, there shall be executed and delivered on behalf of Foothill California such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other actions as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by Foothill Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Foothill California and otherwise to carry out the purposes of this Merger Agreement, and the officers and directors of Foothill Delaware are fully authorized in the name and on behalf of Foothill California or otherwise to take all such actions and to execute and deliver all such deeds and other instruments.

         5.3 Deferral. Consummation of the Merger may be deferred by the Board of Directors of Foothill California for a reasonable period of time if the Board of Directors determines that deferral would be in the best interests of Foothill California and its shareholders.

         5.4 Amendment. The parties hereto, by mutual consent of their respective Boards of Directors, may amend, modify or supplement this Merger Agreement in such manner as may be agreed upon by them in writing at any time before or after approval of this Merger Agreement by the shareholders of Foothill California and Foothill Delaware, but not later than the Effective Time of the Merger; provided, however, that no such amendment, modification or supplement not approved by the shareholders of Foothill California and Foothill Delaware shall adversely affect the rights of such shareholders or change any of the principal terms of this Merger Agreement.

         5.5 Abandonment. At any time before the Effective Time of the Merger, this Merger Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either Foothill California or of Foothill Delaware, or of both, notwithstanding the approval of this Merger Agreement by the shareholders of Foothill California or Foothill Delaware, or by both, if circumstances arise which make the Merger inadvisable. In the event of abandonment of this Merger Agreement, as above provided, this Merger Agreement shall become wholly void and of no effect, and no liability on the part of the Board of Directors or shareholders of Foothill California or Foothill Delaware shall arise by virtue of such termination.

         5.6 Expenses. If the Merger becomes effective, the Surviving Corporation shall assume and pay all expenses in connection therewith not theretofore paid by the respective parties. If for any reason the Merger shall not become effective, Foothill California shall pay all expenses incurred in connection with all the proceedings taken in respect of this Merger Agreement or relating thereto.

         5.7 Registered Office. The registered office of the Surviving Corporation in the State of Delaware is located at 1013 Centre Road, Wilmington, Delaware 19805, and Corporation Service Company is the registered agent of the Surviving Corporation at such address.

         5.8 Agreement. An executed copy of this Merger Agreement will be on file at the principal place of business of the Surviving Corporation at 510 South Grand Ave., Glendora, California 91741, and, upon request and without cost, a copy thereof will be furnished to any shareholder.

         5.9 Governing Law. This Merger Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the Merger provisions of the California General Corporation Law.

         5.10 Counterparts. This Merger Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

                                      (BALANCE OF PAGE INTENTIONALLY LEFT BLANK.
                                                 SIGNATURES FOLLOW ON NEXT PAGE)

         IN WITNESS WHEREOF, Foothill California and Foothill Delaware have caused this Merger Agreement to be signed by their respective duly authorized officers.


                                            FOOTHILL INDEPENDENT BANCORP,
                                            a California corporation


                                            By: /s/ George E. Langley
                                                --------------------------------
                                                George E. Langley, President and
                                                Chief Executive Officer



ATTEST:


/s/ Donna Miltenberger
----------------------------------
Donna Miltenberger,
Executive Vice President





                                            FOOTHILL INDEPENDENT BANCORP, INC.
                                            a Delaware corporation


                                            By: /s/ George E. Langley
                                                --------------------------------
                                                George E. Langley, President and
                                                Chief Executive Officer


ATTEST:


/s/ Donna Miltenberger
----------------------------------
Donna Miltenberger
Executive Vice President